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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-181290, 333-181291, and 333-188465) and Form S-8 (No. 333-173599 and 333-188483) of STAG Industrial, Inc. of our report dated February 26, 2014, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of STAG Industrial, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2012, except for the effects of discontinued operations described in Note 3 to the combined financial statements as to which the date is February 26, 2014, relating to the combined financial statements and financial statement schedules of STAG Predecessor Group, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM